INFOIMAGING TECHNOLOGIES INC.

       INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

This Certifies That:

                                              CUSIP 45665S 10 9

is the record holder of

Fully Paid and Non-Assessable Shares of Common Stock, Par Value $.001 Per
                            Share of

                Info Imaging Technologies, Inc.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation of the Corporation and any amendments thereof and the By-Laws, to all of which the holder of this Certificate by acceptance hereof assents.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

"Chris Dieterich"                                 "Altaf Nazerali"
-----------------                                 -------------------
Chris Dieterich                                   Altaf Nazerali
Secretary                                    President